Free Writing Prospectus Filed pursuant to Rule 433 Registration No. 333-132348-01 May 15, 2007

HSBC Finance Corporation

New Issue Term Sheet

$784,400,000

HSBC Home Equity Loan Trust (USA) 2007-2

Issuing Entity

Closed-End Home Equity Loan Asset-Backed Certificates,

Series 2007-2

HSBC Home Equity Loan Corporation II

Depositor

HSBC Finance Corporation

Sponsor and Servicer

May 15, 2007

HSBC Securities (USA) Inc.

Lead Manager

Co-Managers

Banc of America Securities LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities Inc.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Important Information

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-866-811-8049.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This document is issued by HSBC Securities (USA) Inc. (“HSBC” and, together with its affiliates and subsidiaries, “HSBC Group”). Any member of the HSBC Group, in its capacity as principal or agent is involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading and brokerage) from which conflicting interests or duties may arise. Any member of the HSBC Group and/or its clients may have or have had interests or long or short positions in the securities or other financial instruments of the type referred to herein and may at any time make purchases and/or sales in them as principal or agent. Any member of the HSBC Group may act or have acted as market-maker in the securities or other financial instruments of the type discussed herein.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Contacts
HSBC

ABS Term Origination

Rob DiOrio Managing Director	212-525-3651 rob.diorio@us.hsbc.com

Ted Hsueh Senior Vice President	212-525-2303 ted.hsueh@us.hsbc.com

Stephen Lei Vice President	212-525-7580 stephen.lei@us.hsbc.com.

Vishal Desai Analyst	212-525-8199 vishal.v.desai@us.hsbc.com

ABS Syndicate

Michael Banchik Senior Vice President	212-525-3399 michael.banchik@us.hsbc.com

Sang Han Associate	212-525-5628 sang.han@us.hsbc.com

ABS Trading

George Smith Managing Director	212-525-3786 george.smith@us.hsbc.com.

Christopher Franklin Vice President	212-525-4111 christopher.franklin@us.hsbc.com.

ABS Structuring and Analytics

Cyrus Mohebbi Managing Director	212-525-3781 cyrus.mohebbi@us.hsbc.com.

Konstantin Babets Associate	212-525-4315 konstantin.babets@us.hsbc.com

Rating Agencies

Anthony Deshetler Moody’s	201-915-8306 anthony.deshetler@moodys.com

Jeff Watson S&P	212-438-1592 jeff_watson@standardandpoors.com

Kei Ishidoya Fitch	212-908-0238 kei.ishidoya@fitchratings.com

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

HSBC Home Equity Loan Trust (USA) 2007-2

Certificates

Class	Approximate Size ($)(1)	Coupon(2)	Day Count	Exp. WAL (Call/Mat) (3)(4)	Exp Prin Win (Call/Mat) (3)(4)	Type	Exp. Ratings (Mdy/S&P/F)	Payment Delay Days	ERISA Eligible
A-S	200,000,000	1 m L+[ ]	Act/360	2.24/2.60	1-68/1-176	Pro Rata(5)	Aaa/AAA/AAA	0	Yes
A-M	50,000,000	1 m L+[ ]	Act/360	2.24/2.60	1-68/1-176	Pro Rata(5)	Aaa/AAA/AAA	0	Yes
A-1F	80,000,000	[ ]	30/360	0.80/0.80	1-19/1-19	Sequential(6)	Aaa/AAA/AAA	19	Yes
A-1V	133,300,000	1 m L+[ ]	Act/360	0.80/0.80	1-19/1-19	Sequential(6)	Aaa/AAA/AAA	0	Yes
A-2F	52,900,000	[ ]	30/360	2.00/2.00	19-30/19-30	Sequential(6)	Aaa/AAA/AAA	19	Yes
A-2V	44,200,000	1 m L+[ ]	Act/360	2.00/2.00	19-30/19-30	Sequential(6)	Aaa/AAA/AAA	0	Yes
A-3F	34,700,000	[ ]	30/360	3.00/3.00	30-50/30-50	Sequential(6)	Aaa/AAA/AAA	19	Yes
A-3V	26,000,000	1 m L+[ ]	Act/360	3.00/3.00	30-50/30-50	Sequential(6)	Aaa/AAA/AAA	0	Yes
A-4	90,600,000	1 m L+[ ]	Act/360	5.36/7.19	50-68/50-176	Sequential	Aaa/AAA/AAA	0	Yes
M-1	39,500,000	1 m L+[ ]	Act/360	4.68/5.71	42-68/42-151	Sequential	Aa1/AA+/AA+	0	No
M-2	33,200,000	1 m L+[ ]	Act/360	4.63/5.64	41-68/41-145	Sequential	Aa2/AA/AA	0	No

Final Scheduled Distribution Date: July 21, 2036.

Notes:

(1)	The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The Certificates will be subject to a Net Rate Cap as described herein.

(3)

The Certificates are priced to a 15% optional clean-up call (as a percentage of the aggregate initial principal amount of the Certificates). Margins on the Class A-S, A-M, A-1V, A-2V, A-3V and A-4 Certificates are equal to two times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Margins on the Class M-1 and M-2 Certificates are equal to 1.5 times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Coupons on the Class A-1F, A-2F and A-3F Certificates are equal to the sum of (i) their respective initial coupons and (ii) 0.50%, for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date.

(4)	Based on the prepayment Pricing Speed as described below.

(5)	On the Credit Support Depletion Date and on each Distribution Date thereafter, the Class A-S and Class A-M Certificates shall receive principal distributions sequentially.

(6)	Payments to Class A Certificates having the same numerical designation will be made on a pro-rata basis.

Offered Certificates:	The Class A-S, A-M, A-1F, A-1V, A-2F, A-2V, A-3F, A-3V, A-4, M-1 and M-2 Certificates.

Pricing Speed:	100% PPC: 100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

Lead Manager:	HSBC Securities (USA) Inc.

(HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor).

Co-Managers:	Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc.

Expected Pricing Date:	On or about May 17, 2007.

Expected Closing Date:	On or about May 24, 2007.

Tax Status:	For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit (“REMIC”).

ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement. The Class M-1 and Class M-2 certificates are not ERISA eligible.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

SMMEA Eligibility:	The Offered Certificates will NOT constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in June 2007.

Issuing Entity:	HSBC Home Equity Loan Trust (USA) 2007-2.

Sellers:	Wholly-owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Company LLC.

Certificates:	Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 (the “Certificates”).

Certificate Group 1:	The Class A-S and A-M Certificates.

Certificate Group 2:	The Class A-1F, A-1V, A-2F, A-2V, A-3F, A-3V and A-4 Certificates.

Class A Certificates:	The Class A-S, A-M, A-1F, A-1V, A-2F, A-2V, A-3F, A-3V and A-4 Certificates.

Fixed Rate Certificates:	The Class A-1F, A-2F and A-3F Certificates.

Floating Rate Certificates:	The Class A-S, A-M, A-1V, A-2V, A-3V, A-4, M-1 and M-2 Certificates.

Payment Delay Days:	For the Floating Rate Certificates, 0 days.

For the Fixed Rate Certificates, 19 days.

Residual Certificate:	The Issuing Entity will issue a Residual Certificate that will be initially retained by the Depositor.

Depositor:	HSBC Home Equity Loan Corporation II.

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”).

Trustee:	U.S. Bank National Association.

Administrator:	HSBC Bank USA, National Association.

Servicing Fee:	0.50% per annum of the outstanding principal balance of each Home Equity Loan as of the first day of the related Collection Period.

Cut-Off Date:	The close of business on May 2, 2007.

Home Equity Loans:	As of the Cut-Off Date, the Home Equity Loans consist of 7,169 closed-end, declining or fixed rate, fully amortizing Home Equity Loans with an aggregate principal balance of approximately $950,226,163 as of the Cut-Off Date. The Home Equity Loans are secured by first or second liens on one-to-four family residential properties. All of the Home Equity Loans are actuarial Home Equity Loans that provide for payments in monthly installments, including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal and other amounts that are due.

For collateral statistics please see the “Description of the Cut-Off Date Collateral” below.

Accrued Interest:	The price to be paid by investors for the Floating Rate Certificates will not include accrued interest (i.e. settle flat, 0 delay days).

The price to be paid by investors for the Fixed Rate Certificates will include accrued interest from the Cut-Off Date up to, but not including the Closing Date.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Collection Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on May 31, 2007.

Interest Accrual Period:	Regarding the Floating Rate Certificates, the Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the period beginning with the previous Distribution Date and ending on the day prior to such Distribution Date. For the first Distribution Date and the Floating Rate Certificates, the Interest Accrual Period will begin on the Closing Date and end on the day prior to the first Distribution Date. Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Regarding the Fixed Rate Certificates, the Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the calendar month preceding that Distribution Date. For the first Distribution Date, and the Fixed Rate Certificates, the Interest Accrual Period will begin on May 3, 2007 and end on May 31, 2007. Interest will accrue during each Interest Accrual Period on a 30/360 day count basis.

Form of Offered Certificates:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

Optional Termination Date:	On the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Certificates falls below 15% of the aggregate principal balance of the Certificates on the Closing Date after giving effect to distributions on that Distribution Date (such immediately following Distribution Date being referred to herein as the “Optional Termination Date”), the Servicer will have the option to purchase the remaining Home Equity Loans from the Issuing Entity. To the extent that the Servicer does not exercise its optional termination on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date thereafter, the Offered Certificates will be subject to a Step-up Coupon as described below.

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any Home Equity Loan included in the assets of the Issuing Entity.

Compensating Interest:	The Servicer is obligated to offset the aggregate Prepayment Interest Shortfall for any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date. Any Compensating Interest remitted by the Servicer for any Distribution Date will be considered to be part of the net interest collections, and hence, part of the Available Distribution Amount, for such Distribution Date.

Credit Enhancement:

1)      Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Offered Certificates and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional distributions of principal on the Offered Certificates.

2)      Overcollateralization: The excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Offered Certificates represents overcollateralization which will absorb losses on the Home Equity Loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the Residual Certificate, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Offered Certificates as principal if the Interim Overcollateralization Amount is below the required level. This will reduce the principal balance of the Offered Certificates faster than the principal balance of the Home Equity Loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

3)      Subordination: Distributions of interest will be made first concurrently to the Class A Certificates pro rata, then to the Class M-1 Certificates, and then to the Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” Distributions of principal will be made first to the Class A Certificates and then sequentially to the Class M-1 and Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” To the extent that funds available to pay interest and/or principal are insufficient, the classes of Offered Certificates with higher relative distribution priorities will receive distributions of interest and/or principal prior to the classes of Offered Certificates with lower relative distribution priorities, as described in further detail below under “Principal and Interest Distributions”.

Targeted Overcollateralization Amount:	With respect to any Distribution Date (x) prior to the Stepdown Date, an amount equal to 17.45% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 34.90% of the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, or (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Interim Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) (1) the aggregate principal balance of the Offered Certificates immediately prior to such Distribution Date minus (2) the principal collections received on the Home Equity Loans during the related Collection Period.

Interim Overcollateralization Deficiency:	With respect to any Distribution Date, the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Interim Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount:	With respect to any Distribution Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) the aggregate principal balance of the Offered Certificates (after taking into account any distributions of principal on such Distribution Date). The initial overcollateralization amount will be equal to approximately 17.45% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Stepdown Date:	The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the aggregate principal balance of the Class A Certificates (after taking into account any anticipated distributions of principal on such Distribution Date) is less than or equal to 49.80% of the aggregate principal balance of the Home Equity Loans as of the last day of the Collection Period.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Prepayment Interest Shortfall:	With respect to any Distribution Date and any Home Equity Loans that were prepaid in full in the related Collection Period, an aggregate amount equal to the excess, if any, of (x) thirty days’ interest on the aggregate outstanding principal balance of such Home Equity Loans at their respective net loan rates, over (y) the aggregate amount of interest actually remitted by the related borrowers in connection with such principal prepayments in full.

Trigger Event:	Will be in effect on any Distribution Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency Percentage for such Distribution Date equals or exceeds 11.50%, or (ii) the Cumulative Loss Percentage for such Distribution Date exceeds the percentage for such Distribution Date set forth below.

Two Payment Plus Delinquency Percentage:	With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all Home Equity Loans that are (i) two (2) or more payments contractually delinquent, in bankruptcy or in foreclosure and (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the Home Equity Loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Cumulative Loss Percentage Trigger:	With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Distribution Dates	Cumulative Loss Percentage
June 2010 – May 2011	6.10%
June 2011 – May 2012	10.35%
June 2012 – May 2013	13.25%
June 2013 and thereafter	14.50%

Applied Realized Loss Amount:	With respect to any Distribution Date on which either the Class M-1 or Class M-2 Certificates are outstanding, if after giving effect to all distributions on such Distribution Date, the aggregate principal balance of the Offered Certificates exceeds the aggregate principal balance of the Home Equity Loans, the principal balances of the Class M-1 and M-2 Certificates will be reduced by such excess, first to the Class M-2 Certificates, until such class has been reduced to zero; and second to the Class M-1 Certificates, until such class has been reduced to zero. Any such reduction will be an “Applied Realized Loss Amount.” If the principal balance of a class is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance after giving effect to such reduction. The principal balances of the Class A Certificates will not be reduced on account of the Applied Realized Loss Amounts even if the principal balances of the Class M-1 and M-2 certificates have been reduced to zero.

Unpaid Realized Loss Amount:	With respect to each Distribution Date and each of the Class M-1 and M-2 Certificates, the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to each such class on all previous Distribution Dates over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class M-1 and M-2 Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the principal balance of that class.

Certificate Group 1 Percentage:	With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate principal balance of the Certificates in Certificate Group 1 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Certificate Group 2 Percentage:	With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate principal balance of the Certificates in Certificate Group 2 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Credit Support Depletion Date:	The first Distribution Date following the Distribution Date on which the aggregate principal balances of the Class M-1 and M-2 Certificates and the Overcollateralization Amount have been reduced to zero.

Principal and Interest Distribution Priority:	On each Distribution Date, the Administrator will pay amounts on deposit in the collection account, to the extent of the Available Distribution Amount in the following order:

(I)     concurrently to the holders of each class of Class A Certificates, pro rata based on each class’ respective entitlement, the Current Interest and any Interest Carry Forward Amount for each such class and Distribution Date;

(II)   to the holders of the Class M-1 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date; and

(III)  to the holders of the Class M-2 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date.

On each Distribution Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1)    To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a)    to the holders of Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Principal Distribution Amount:

(i)     with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Class A-S and Class A-M certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(ii)    with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Class A-S and Class A-M Certificates, in that order, in each case until the principal balance thereof has been reduced to zero;

(b)    to the holders of Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Principal Distribution Amount as follows:

(i)     first, concurrently to the holders of the Class A-1F and Class A-1V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(ii)    second, concurrently to the holders of the Class A-2F and Class A-2V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

(iii) third, concurrently to the holders of the Class A-3F and Class A-3V Certificates, pro rata, until the principal balances thereof have been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2) To the holders of the Class M-1 Certificates until the principal balance thereof has been reduced to zero; and

(3) To the holders of the Class M-2 Certificates until the principal balance thereof has been reduced to zero.

On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a) to the holders of Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Class A Principal Distribution Amount:

(i)     with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Class A-S and Class A-M certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(ii)    with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Class A-S and Class A-M Certificates, in that order, in each case until the principal balance thereof has been reduced to zero;

(b) to the holders of Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Class A Principal Distribution Amount as follows:

(i) first, concurrently to the holders of the Class A-1F and Class A-1V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(ii) second, concurrently to the holders of the Class A-2F and Class A-2V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(iii) third, concurrently to the holders of the Class A-3F and Class A-3V Certificates, pro rata, until the principal balances thereof have been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2) To the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the principal balance thereof has been reduced to zero; and

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

(3)    To the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the principal balance thereof has been reduced to zero.

With respect to any Distribution Date, any Available Distribution Amount remaining following the distributions of interest pursuant to clauses (I), (II) and (III) above and the distribution of the Principal Distribution Amount as described above will be paid as follows:

(1)    to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

(2)    to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

(3)    concurrently, to the holders of the Offered Certificates, the Net Rate Carryover Amounts for each such class and Distribution Date, pro rata based on each class’ respective Net Rate Carryover Amount; and

(4)    to the holders of the Residual Certificates.

Monthly Excess Cashflow:	With respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of (i) interest distributions on the Offered Certificates pursuant to clauses (I), (II) and (III) above, and (ii) the principal collections for the related Collection Period.

Net Rate Cap:	With respect to each Distribution Date, a per annum rate equal to the weighted average of the net loan rates of the Home Equity Loans (adjusted as required by the Relief Act and/or any other federal, state or local regulation), in each case outstanding as of the first day of the related Collection Period, multiplied in the case of the Floating Rate Certificates only by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Pass-Through Rate:	Each class of Offered Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

Formula Rate:	With respect to each of the Floating Rate Certificates and their respective Interest Accrual Period, a per annum rate equal to the sum of (a) 1-month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

With respect to each class of Fixed Rate Certificates, a per annum rate equal to the applicable fixed rate for such class and Interest Accrual Period.

Current Interest:	With respect to any Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the principal balance of such class of Certificates immediately prior to the Distribution Date at the applicable Pass-Through Rate.

Interest Carry Forward Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and any unpaid Interest Carry Forward Amount from the immediately preceding Distribution Date for such class of Certificates exceeded (ii) the amount of the actual distributions in respect of such amounts made to such class of Certificates on such immediately preceding Distribution Date plus (y) interest on such excess calculated for the related Interest Accrual Period at the related Pass-Through Rate.

Net Rate Carryover Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (i) the excess, if any, of interest accrued on such class of Certificates during the related Interest Accrual Period at the applicable Formula Rate over interest due on such class of Certificates at the applicable Pass-Through Rate; (ii) any Net Rate Carryover Amount for such class remaining unpaid from the immediately preceding Distribution Date; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Step-up Coupon:	If the optional termination right is not exercised by the Servicer on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date following the Optional Termination Date, the margins on the Class A-S, A-M, A-1V, A-2V, A-3V and A-4 Certificates will be equal to two times their related initial margins, the margins on the Class M-1 and M-2 Certificates will be equal to 1.5 times their related initial margins and the coupons on the Class A-1F, A-2F and A-3F Certificates will be equal to the sum of (i) their related initial fixed rate and (ii) 0.50%.

Available Distribution Amount:	The sum of (a) principal and net interest collections received on the Home Equity Loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity.

Principal Distribution Amount:	With respect to any Distribution Date, the sum of (a) the principal collections received on the Home Equity Loans during the related Collection Period plus (b) the Extra Principal Distribution Amount, if any, minus (c) for Distribution Dates occurring on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Extra Principal Distribution Amount:	With respect to any Distribution Date, the lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency.

Class A Principal Distribution Amount:	With respect to any Distribution Date, the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 49.80% and (ii) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (B) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 58.10% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (3) the Class M-2 certificate principal balance immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 65.10% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Certificate Summary (To Call)

Classes A-S and A-M
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	14.95	4.33	3.00	2.24	1.65	1.26	0.92
First Principal Distribution Date	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07
Last Principal Distribution Date	Oct-32	Feb-18	Nov-14	Jan-13	Nov-11	Feb-10	May-09
Principal Distribution Window (Months)	305	129	90	68	54	33	24
Classes A-1F and A-1V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.29	1.47	1.03	0.80	0.65	0.55	0.43
First Principal Distribution Date	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07
Last Principal Distribution Date	Aug-21	May-10	Jun-09	Dec-08	Aug-08	Jun-08	Mar-08
Principal Distribution Window (Months)	171	36	25	19	15	13	10
Classes A-2F and A-2V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	16.48	3.86	2.65	2.00	1.60	1.32	0.97
First Principal Distribution Date	Aug-21	May-10	Jun-09	Dec-08	Aug-08	Jun-08	Mar-08
Last Principal Distribution Date	Nov-25	Mar-12	Sep-10	Nov-09	May-09	Jan-09	Jul-08
Principal Distribution Window (Months)	52	23	16	12	10	8	5
Class A-3F and A-3V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	20.93	6.32	4.35	3.00	2.24	1.84	1.33
First Principal Distribution Date	Nov-25	Mar-12	Sep-10	Nov-09	May-09	Jan-09	Jul-08
Last Principal Distribution Date	Jun-30	Jun-15	Dec-12	Jul-11	Nov-09	Jun-09	Nov-08
Principal Distribution Window (Months)	56	40	28	21	7	6	5
Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	24.98	10.22	7.11	5.36	3.66	2.48	1.77
First Principal Distribution Date	Jun-30	Jun-15	Dec-12	Jul-11	Nov-09	Jun-09	Nov-08
Last Principal Distribution Date	Oct-32	Feb18	Nov-14	Jan-13	Nov-11	Feb-10	May-09
Principal Distribution Window (Months)	29	33	24	19	25	9	7
Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.28	8.59	5.96	4.68	4.46	2.74	1.99
First Principal Distribution Date	Sep-25	Feb-12	Aug-10	Nov-10	Aug-11	Feb-10	May-09
Last Principal Distribution Date	Oct-32	Feb-18	Nov-14	Jan-13	Nov-11	Feb-10	May-09
Principal Distribution Window (Months)	86	73	52	27	4	1	1
Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.30	8.60	5.97	4.63	4.23	2.74	1.99
First Principal Distribution Date	Oct-25	Feb-12	Aug-10	Oct-10	Apr-11	Feb-10	May-09
Last Principal Distribution Date	Oct-32	Feb-18	Nov-14	Jan-13	Nov-11	Feb-10	May-09
Principal Distribution Window (Months)	85	73	52	28	8	1	1

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Certificate Summary (To Maturity)

Classes A-S and A-M
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.16	4.93	3.47	2.60	1.93	1.27	0.93
First Principal Distribution Date	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07
Last Principal Distribution Date	Dec-35	Jul-31	Mar-26	Jan-22	Jan-19	May-10	Jul-09
Principal Distribution Window (Months)	343	290	226	176	140	36	26
Classes A-1F and A-1V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.29	1.47	1.03	0.80	0.65	0.55	0.43
First Principal Distribution Date	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07	Jun-07
Last Principal Distribution Date	Aug-21	May-10	Jun-09	Dec-08	Aug-08	Jun-08	Mar-08
Principal Distribution Window (Months)	171	36	25	19	15	13	10
Classes A-2F and A-2V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	16.48	3.86	2.65	2.00	1.60	1.32	0.97
First Principal Distribution Date	Aug-21	May-10	Jun-09	Dec-08	Aug-08	Jun-08	Mar-08
Last Principal Distribution Date	Nov-25	Mar-12	Sep-10	Nov-09	May-09	Jan-09	Jul-08
Principal Distribution Window (Months)	52	23	16	12	10	8	5
Class A-3F and A-3V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	20.93	6.32	4.35	3.00	2.24	1.84	1.33
First Principal Distribution Date	Nov-25	Mar-12	Sep-10	Nov-09	May-09	Jan-09	Jul-08
Last Principal Distribution Date	Jun-30	Jun-15	Dec-12	Jul-11	Nov-09	Jun-09	Nov-08
Principal Distribution Window (Months)	56	40	28	21	7	6	5
Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	26.08	13.27	9.50	7.19	5.07	2.51	1.79
First Principal Distribution Date	Jun-30	Jun-15	Dec-12	Jul-11	Nov-09	Jun-09	Nov-08
Last Principal Distribution Date	Dec-35	Jul-31	Mar-26	Jan-22	Jan-19	May-10	Jul-09
Principal Distribution Window (Months)	67	194	160	127	111	12	9
Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.92	10.33	7.31	5.71	5.35	7.08	4.52
First Principal Distribution Date	Sep-25	Feb-12	Aug-10	Nov-10	Aug-11	May-10	Jul-09
Last Principal Distribution Date	Oct-35	Mar-29	Oct-23	Dec-19	May-17	Nov-16	Jan-14
Principal Distribution Window (Months)	122	206	159	110	70	79	55
Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.94	10.32	7.29	5.64	5.02	5.33	3.94
First Principal Distribution Date	Oct-25	Feb-12	Aug-10	Oct-10	Apr-11	Dec-11	Oct-10
Last Principal Distribution Date	Sep-35	Jun-28	Feb-23	Jun-19	Dec-16	Mar-15	Oct-12
Principal Distribution Window (Months)	120	197	151	105	69	40	25

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Available Funds Schedule (1)

Period	Distribution Date	Class A-S Cap (%)[2]	Class A-M Cap (%)[2]	Class A-1V Cap (%)[2]	Class A-2V Cap (%)[2]	Class A-3V Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
1	20-Jun-07	13.05	13.06	13.02	13.04	13.06	13.10	13.11	13.14
2	20-Jul-07	11.66	11.67	11.67	11.63	11.65	11.68	11.69	11.71
3	20-Aug-07	11.33	11.34	11.37	11.27	11.29	11.32	11.33	11.35
4	20-Sep-07	11.38	11.39	11.47	11.29	11.31	11.34	11.34	11.37
5	20-Oct-07	11.82	11.83	11.99	11.68	11.70	11.73	11.74	11.76
6	20-Nov-07	11.50	11.51	11.74	11.33	11.34	11.37	11.38	11.40
7	20-Dec-07	11.96	11.97	12.33	11.72	11.74	11.77	11.78	11.80
8	20-Jan-08	11.65	11.67	12.15	11.36	11.38	11.41	11.42	11.44
9	20-Feb-08	11.74	11.75	12.43	11.39	11.40	11.43	11.44	11.47
10	20-Mar-08	12.65	12.66	13.65	12.19	12.21	12.24	12.25	12.28
11	20-Apr-08	11.93	11.94	13.17	11.43	11.45	11.48	11.48	11.51
12	20-May-08	12.43	12.44	14.15	11.83	11.85	11.88	11.89	11.92
13	20-Jun-08	12.13	12.15	14.35	11.48	11.49	11.53	11.53	11.56
14	20-Jul-08	12.65	12.66	15.77	11.89	11.90	11.94	11.94	11.97
15	20-Aug-08	12.36	12.37	16.56	11.53	11.55	11.58	11.59	11.61
16	20-Sep-08	12.48	12.49	18.61	11.56	11.57	11.61	11.62	11.64
17	20-Oct-08	13.02	13.04	23.09	11.97	11.99	12.02	12.03	12.06
18	20-Nov-08	12.74	12.75	31.20	11.61	11.63	11.66	11.67	11.70
19	20-Dec-08	13.31	13.33	83.03	12.03	12.04	12.08	12.09	12.12
20	20-Jan-09	13.02	13.04	0.00	11.86	11.68	11.71	11.72	11.75
21	20-Feb-09	13.15	13.17	0.00	12.27	11.69	11.73	11.74	11.77
22	20-Mar-09	14.73	14.75	0.00	14.14	12.96	13.00	13.01	13.04
23	20-Apr-09	13.46	13.47	0.00	13.38	11.72	11.75	11.76	11.79
24	20-May-09	14.07	14.09	0.00	14.64	12.12	12.16	12.17	12.20
25	20-Jun-09	13.79	13.81	0.00	15.23	11.75	11.78	11.79	11.82
26	20-Jul-09	14.44	14.46	0.00	17.31	12.15	12.19	12.20	12.23
27	20-Aug-09	14.17	14.19	0.00	19.17	11.78	11.81	11.82	11.85
28	20-Sep-09	14.38	14.40	0.00	23.63	11.79	11.83	11.84	11.87
29	20-Oct-09	15.09	15.11	0.00	35.96	12.20	12.24	12.25	12.28
30	20-Nov-09	14.84	14.87	0.00	114.79	11.82	11.86	11.87	11.90
31	20-Dec-09	15.60	15.63	0.00	0.00	12.56	12.27	12.28	12.31
32	20-Jan-10	15.38	15.41	0.00	0.00	12.76	11.89	11.90	11.93
33	20-Feb-10	15.68	15.71	0.00	0.00	13.53	11.91	11.92	11.95
34	20-Mar-10	17.73	17.76	0.00	0.00	16.17	13.19	13.20	13.24

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Available Funds Schedule Cont.(1)

Period	Distribution Date	Class A-S Cap (%)[2]	Class A-M Cap (%)[2]	Class A-1V Cap (%)[2]	Class A-2V Cap (%)[2]	Class A-3V Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
35	20-Apr-10	16.37	16.40	0.00	0.00	16.18	11.93	11.94	11.97
36	20-May-10	17.32	17.36	0.00	0.00	19.40	12.34	12.35	12.39
37	20-Jun-10	91.50	91.84	0.00	0.00	154.29	42.60	42.70	43.01
38	20-Jul-10	91.67	92.01	0.00	0.00	153.67	43.41	43.51	43.82
39	20-Aug-10	85.97	86.29	0.00	0.00	143.19	41.46	41.56	41.85
40	20-Sep-10	83.30	83.61	0.00	0.00	137.81	40.92	41.01	41.31
41	20-Oct-10	52.35	52.54	0.00	0.00	83.74	27.96	28.02	28.19
42	20-Nov-10	36.94	37.06	0.00	0.00	57.18	21.22	21.26	23.18
43	20-Dec-10	37.30	37.42	0.00	0.00	57.32	21.76	22.00	26.88
44	20-Jan-11	35.28	35.40	0.00	0.00	53.81	20.91	22.97	26.09
45	20-Feb-11	34.51	34.62	0.00	0.00	52.25	20.76	25.10	26.17
46	20-Mar-11	37.75	37.87	0.00	0.00	61.53	22.79	29.27	29.03
47	20-Apr-11	33.99	34.10	0.00	0.00	66.89	20.43	26.48	26.27
48	20-May-11	35.02	35.13	0.00	0.00	89.49	20.94	27.40	27.19
49	20-Jun-11	33.78	33.89	0.00	0.00	129.43	20.10	26.55	26.36
50	20-Jul-11	34.81	34.92	0.00	0.00	305.78	20.61	27.46	27.27
51	20-Aug-11	33.59	33.70	0.00	0.00	0.00	19.88	26.61	26.43
52	20-Sep-11	33.51	33.62	0.00	0.00	0.00	20.02	26.65	26.48
53	20-Oct-11	34.56	34.68	0.00	0.00	0.00	20.83	27.58	27.40
54	20-Nov-11	33.38	33.49	0.00	0.00	0.00	20.29	26.73	26.57
55	20-Dec-11	34.43	34.55	0.00	0.00	0.00	21.09	27.66	27.49
56	20-Jan-12	33.26	33.37	0.00	0.00	0.00	20.53	26.80	26.65
57	20-Feb-12	33.21	33.32	0.00	0.00	0.00	20.64	26.84	26.69
58	20-Mar-12	35.45	35.57	0.00	0.00	0.00	22.17	28.72	28.57
59	20-Apr-12	33.11	33.22	0.00	0.00	0.00	20.85	26.90	26.77
60	20-May-12	34.17	34.28	0.00	0.00	0.00	21.65	27.83	27.70
61	20-Jun-12	33.02	33.13	0.00	0.00	0.00	21.05	26.97	26.84
62	20-Jul-12	34.08	34.20	0.00	0.00	0.00	21.84	27.90	27.77
63	20-Aug-12	32.94	33.06	0.00	0.00	0.00	21.23	27.03	26.91
64	20-Sep-12	32.90	33.02	0.00	0.00	0.00	21.32	27.06	26.94
65	20-Oct-12	33.97	34.09	0.00	0.00	0.00	22.11	27.99	27.87
66	20-Nov-12	32.84	32.95	0.00	0.00	0.00	21.48	27.11	27.01

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Description of the Cut-Off Date Collateral

Summary
Cut-Off Date Loan Principal Balance	$950,226,163
Aggregate Number of Loans	7,169
Average Original Loan Principal Balance	$134,587
Average Cut-Off Date Loan Principal Balance	$132,547
Weighted Average Original Combined LTV	88.88%
Weighted Average Interest Rate	9.070%
Weighted Average Remaining Term to Stated Maturity (months)	304
Weighted Average Seasoning (months)	13
Weighted Average FICO Credit Score	617
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	95.70%
— Second	4.30%
Occupancy Type — Primary	100.00%
Geographical Distribution—Top 3 States
- Florida	9.91%
- Virginia	8.86%
- California	7.02%
Number of States	45
Loans with Prepayment Penalties	62.72%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Original Principal Balances of the Home Equity Loans

Original Principal Balances ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	907	30,530,589	3.21	11.167	78.53	620
50,000.01 - 100,000.00	2,210	162,226,429	17.07	9.812	87.56	617
100,000.01 - 150,000.00	1,714	208,151,794	21.91	9.233	90.14	617
150,000.01 - 200,000.00	1,029	175,951,901	18.52	8.900	89.56	615
200,000.01 - 250,000.00	550	120,460,017	12.68	8.752	89.57	616
250,000.01 - 300,000.00	325	87,435,840	9.20	8.533	88.42	619
300,000.01 - 350,000.00	192	61,393,995	6.46	8.618	89.01	617
350,000.01 - 400,000.00	106	38,909,645	4.09	8.518	90.60	621
400,000.01 and above	136	65,165,954	6.86	8.239	89.33	620

Total	7,169	950,226,163	100.00	9.070	88.88	617

As of the Cut-Off Date, the average original principal balance of the home equity loans was approximately $134,587 and the maximum original principal balance was approximately $787,641.

Cut-Off Date Principal Balances of the Home Equity Loans

Cut-Off Date Principal Balance ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	974	33,730,313	3.55	11.063	77.96	621
50,000.01 - 100,000.00	2,207	165,321,044	17.40	9.781	87.80	616
100,000.01 - 150,000.00	1,707	210,294,381	22.13	9.217	90.22	617
150,000.01 - 200,000.00	1,013	175,604,749	18.48	8.896	89.44	615
200,000.01 - 250,000.00	532	118,077,913	12.43	8.743	89.55	616
250,000.01 - 300,000.00	322	87,656,074	9.22	8.558	88.82	619
300,000.01 - 350,000.00	185	59,989,167	6.31	8.559	88.69	618
350,000.01 - 400,000.00	99	36,764,447	3.87	8.565	90.79	620
400,000.01 and above	130	62,788,076	6.61	8.229	89.41	620

Total	7,169	950,226,163	100.00	9.070	88.88	617

As of the Cut-Off Date, the average principal balance of the home equity loans was approximately $132,547, and the maximum principal balance was approximately $781,442.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Interest Rates of the Home Equity Loans

Interest Rate (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
7.000 - 7.999	780	160,047,541	16.84	205,189	75.28	639
8.000 - 8.999	2,020	340,234,428	35.81	168,433	86.96	621
9.000 - 9.999	2,361	293,343,856	30.87	124,246	95.49	615
10.000 - 10.999	998	99,607,782	10.48	99,807	95.23	585
11.000 - 11.999	509	33,146,115	3.49	65,120	92.62	591
12.000 - 12.999	313	15,539,401	1.64	49,647	94.80	600
13.000 - 13.999	150	6,617,025	0.70	44,114	94.56	593
14.000 - 14.999	27	1,154,097	0.12	42,744	92.33	600
15.000 - 15.999	11	535,917	0.06	48,720	91.97	574

Total	7,169	950,226,163	100.00	132,547	88.88	617

As of the Cut-Off Date, the weighted average interest rate of the home equity loans was 9.070% per annum.

Original Combined Loan-to-Value Ratios of the Home Equity Loans

Original Combined Loan-to-Value Ratio (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original FICO Score
0.01 to 30.00	112	5,827,407	0.61	52,030	8.668	626
30.01 to 40.00	91	6,207,295	0.65	68,212	8.622	626
40.01 to 50.00	147	14,945,121	1.57	101,667	8.269	631
50.01 to 60.00	233	24,220,763	2.55	103,952	8.380	625
60.01 to 70.00	362	45,000,639	4.74	124,311	8.312	616
70.01 to 80.00	1,088	124,597,561	13.11	114,520	8.728	613
80.01 to 90.00	1,095	170,621,128	17.96	155,818	8.496	612
90.01 to 100.00	2,307	338,536,138	35.63	146,743	9.077	616
100.01 to 105.88	1,733	220,214,561	23.17	127,071	10.003	622
105.89 to 110.00	1	55,549	0.01	55,549	11.040	653

Total	7,169	950,226,163	100.00	132,547	9.070	617

As of the Cut-Off Date, the weighted average original combined loan-to-value ratio of the home equity loans was 88.88%.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

State	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Florida	578	94,211,462	9.91
Virginia	509	84,218,186	8.86
California	306	66,661,956	7.02
Pennsylvania	575	64,295,132	6.77
New York	469	59,008,546	6.21
Maryland	244	50,442,630	5.31
Texas	684	43,998,937	4.63
New Jersey	214	41,207,943	4.34
Ohio	304	33,969,659	3.57
Arizona	175	30,195,986	3.18
Illinois	232	26,034,521	2.74
North Carolina	224	26,010,684	2.74
Massachusetts	112	23,145,644	2.44
Georgia	161	20,546,372	2.16
Indiana	201	19,643,760	2.07
Missouri	188	19,071,925	2.01
Washington	109	17,105,750	1.80
Connecticut	103	16,505,595	1.74
Kentucky	142	14,646,119	1.54
Tennessee	142	14,433,509	1.52
Michigan	129	13,391,211	1.41
Oklahoma	158	12,680,831	1.33
South Carolina	107	11,754,661	1.24
Oregon	70	11,563,602	1.22
Colorado	81	11,266,883	1.19
Minnesota	64	11,096,677	1.17
New Hampshire	65	10,414,721	1.10
Hawaii	37	9,452,309	0.99
Louisiana	88	8,791,309	0.93
Kansas	94	8,653,754	0.91
Delaware	48	8,072,252	0.85
Nevada	39	7,739,272	0.81
Wisconsin	74	7,322,663	0.77
West Virginia	74	7,083,582	0.75
Alabama	68	6,912,853	0.73
Utah	42	6,807,096	0.72
New Mexico	51	6,125,646	0.64
Rhode Island	24	5,631,418	0.59
Idaho	41	4,798,856	0.51
Nebraska	33	3,424,806	0.36
Maine	25	3,279,456	0.35
South Dakota	28	3,083,569	0.32
Iowa	36	2,777,829	0.29
Wyoming	19	2,401,301	0.25
Vermont	2	345,290	0.04

Total:	7,169	950,226,163	100.00

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Occupancy Type of the Home Equity Loans

Occupancy Types	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Primary	7,169	950,226,163	100.00

Total	7,169	950,226,163	100.00

Lien Priority of the Home Equity Loans

Lien Priority	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
First Lien	6,433	909,396,463	95.70
Second Lien	736	40,829,701	4.30

Total	7,169	950,226,163	100.00

Original Term to Maturity of the Home Equity Loans

Original Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	42	1,221,019	0.13
61 – 120	399	21,177,029	2.23
121 – 180	896	70,961,123	7.47
181 – 240	913	91,829,763	9.66
241 – 300	902	118,213,736	12.44
301 – 360	4,017	646,823,492	68.07

Total	7,169	950,226,163	100.00

As of the Cut-Off Date, the weighted average original term to maturity of the home equity loans was approximately 317 months.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Remaining Term to Maturity of the Home Equity Loans

Remaining Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	52	1,575,390	0.17
61 – 120	412	22,656,738	2.38
121 – 180	899	71,050,081	7.48
181 – 240	978	98,341,246	10.35
241 – 300	914	125,094,703	13.16
301 – 360	3,914	631,508,005	66.46

Total	7,169	950,226,163	100.00

As of the Cut-Off Date, the weighted average remaining term to maturity of the home equity loans was approximately 304 months.

Year of Origination of the Home Equity Loans

Year of Origination	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
2005	326	45,158,414	4.75
2006	6,843	905,067,749	95.25

Total	7,169	950,226,163	100.00

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

FICO Credit Scores (1)(2)

FICO Credit Score	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
500 - 540	1,104	141,946,639	14.94	128,575	9.419	88.62
541 - 580	1,103	146,647,278	15.43	132,953	9.271	88.10
581 - 620	1,437	194,847,004	20.51	135,593	9.178	89.46
621 - 660	1,605	221,070,119	23.27	137,738	9.042	90.07
661 - 700	1,209	152,411,014	16.04	126,064	8.781	88.41
701 - 740	482	66,578,441	7.01	138,130	8.599	87.86
741 - 780	189	22,153,935	2.33	117,217	8.416	86.91
781 - 820	40	4,571,732	0.48	114,293	8.130	80.18

Total	7,169	950,226,163	100.00	132,547	9.070	88.88

As of the Cut-Off Date, the weighted average FICO Credit Score at origination of the home equity loans was 617.

(1)

HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)

“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Modeling Assumptions

	Current Balance ($)	Gross Coupon (%)	Servicing (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Next Payment Date
1	22,398,048.16	9.594	0.500	9.094	112	100	May 2007
2	70,961,122.88	9.404	0.500	8.904	176	164	May 2007
3	91,829,763.50	9.277	0.500	8.777	236	224	May 2007
4	118,213,736.38	9.128	0.500	8.628	292	280	May 2007
5	646,823,492.41	8.975	0.500	8.475	356	344	May 2007

•

the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan

•

there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table, except where specified otherwise

•	there is no interest shortfall in any month

•

the Collection Period is the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the calendar month of May 2007.

•	payments on the Certificates will be received on the 20th day of each month, commencing in June 2007

•	payments on the home equity loans earn no reinvestment return

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program

•	there are no additional ongoing issuing entity expenses payable out of the issuing entity

•	the Certificates will be purchased on May 24, 2007

•	the Formula Rates for the Class A-1F, A-2F and A-3F Certificates are 5.94% per annum, 5.63% per annum and 5.75% per annum, respectively

•

the pass-through margins for the Class A-S, Class A-M, Class A-1V, Class A-2V, Class A-3V, Class A-4, Class M-1, and Class M-2 Certificates are 0.19% per annum, 0.23% per annum, 0.11% per annum, 0.17% per annum, 0.23 % per annum, 0.34% per annum, 0.37% per annum and 0.46% per annum, respectively

•	1-month LIBOR remains constant at 5.32%, except where specified otherwise

•	with regards to the following tables, except where specified otherwise, the optional termination is not exercised

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Classes A-S and

A-M Certificates Outstanding(1) at the Following Percentages of the

Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	98	84	76	69	62	55	40
May 2009	96	67	54	42	31	21	3
May 2010	94	53	37	22	10	0	0
May 2011	92	41	28	20	10	0	0
May 2012	89	32	22	15	10	0	0
May 2013	86	27	18	11	7	0	0
May 2014	83	23	14	8	4	0	0
May 2015	79	20	11	6	3	0	0
May 2016	76	17	9	4	2	0	0
May 2017	72	14	7	3	1	0	0
May 2018	68	12	5	2	*	0	0
May 2019	64	10	4	2	0	0	0
May 2020	59	8	3	1	0	0	0
May 2021	55	7	2	*	0	0	0
May 2022	50	6	2	0	0	0	0
May 2023	46	5	1	0	0	0	0
May 2024	41	4	1	0	0	0	0
May 2025	35	3	*	0	0	0	0
May 2026	31	3	0	0	0	0	0
May 2027	29	2	0	0	0	0	0
May 2028	26	2	0	0	0	0	0
May 2029	23	1	0	0	0	0	0
May 2030	20	1	0	0	0	0	0
May 2031	17	*	0	0	0	0	0
May 2032	14	0	0	0	0	0	0
May 2033	10	0	0	0	0	0	0
May 2034	7	0	0	0	0	0	0
May 2035	3	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	15.16	4.93	3.47	2.60	1.93	1.27	0.93
Weighted Average Life to Call (years)(2)(3)	14.95	4.33	3.00	2.24	1.65	1.26	0.92

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Classes A-1F and

A-1V Certificates Outstanding(1) at the Following Percentages of the

Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	96	65	49	33	18	2	0
May 2009	92	30	1	0	0	0	0
May 2010	87	0	0	0	0	0	0
May 2011	82	0	0	0	0	0	0
May 2012	76	0	0	0	0	0	0
May 2013	70	0	0	0	0	0	0
May 2014	63	0	0	0	0	0	0
May 2015	55	0	0	0	0	0	0
May 2016	48	0	0	0	0	0	0
May 2017	40	0	0	0	0	0	0
May 2018	32	0	0	0	0	0	0
May 2019	22	0	0	0	0	0	0
May 2020	12	0	0	0	0	0	0
May 2021	2	0	0	0	0	0	0
May 2022	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	8.29	1.47	1.03	0.80	0.65	0.55	0.43
Weighted Average Life to Call (years)(2)(3)	8.29	1.47	1.03	0.80	0.65	0.55	0.43

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Class A-2F and

A-2V Certificates Outstanding(1) at the Following Percentages of the

Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	34
May 2009	100	100	100	46	0	0	0
May 2010	100	98	19	0	0	0	0
May 2011	100	39	0	0	0	0	0
May 2012	100	0	0	0	0	0	0
May 2013	100	0	0	0	0	0	0
May 2014	100	0	0	0	0	0	0
May 2015	100	0	0	0	0	0	0
May 2016	100	0	0	0	0	0	0
May 2017	100	0	0	0	0	0	0
May 2018	100	0	0	0	0	0	0
May 2019	100	0	0	0	0	0	0
May 2020	100	0	0	0	0	0	0
May 2021	100	0	0	0	0	0	0
May 2022	84	0	0	0	0	0	0
May 2023	62	0	0	0	0	0	0
May 2024	38	0	0	0	0	0	0
May 2025	12	0	0	0	0	0	0
May 2026	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	16.48	3.86	2.65	2.00	1.60	1.32	0.97
Weighted Average Life to Call (years)(2)(3)	16.48	3.86	2.65	2.00	1.60	1.32	0.97

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Class A-3F and

A- 3V Certificates Outstanding(1) at the Following Percentages of the

Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	87	8	0
May 2010	100	100	100	21	0	0	0
May 2011	100	100	63	7	0	0	0
May 2012	100	93	20	0	0	0	0
May 2013	100	57	0	0	0	0	0
May 2014	100	27	0	0	0	0	0
May 2015	100	*	0	0	0	0	0
May 2016	100	0	0	0	0	0	0
May 2017	100	0	0	0	0	0	0
May 2018	100	0	0	0	0	0	0
May 2019	100	0	0	0	0	0	0
May 2020	100	0	0	0	0	0	0
May 2021	100	0	0	0	0	0	0
May 2022	100	0	0	0	0	0	0
May 2023	100	0	0	0	0	0	0
May 2024	100	0	0	0	0	0	0
May 2025	100	0	0	0	0	0	0
May 2026	90	0	0	0	0	0	0
May 2027	71	0	0	0	0	0	0
May 2028	49	0	0	0	0	0	0
May 2029	26	0	0	0	0	0	0
May 2030	1	0	0	0	0	0	0
May 2031	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	20.93	6.32	4.35	3.00	2.24	1.84	1.33
Weighted Average Life to Call (years)(2)(3)	20.93	6.32	4.35	3.00	2.24	1.84	1.33

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Class A-4

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	13
May 2010	100	100	100	100	52	0	0
May 2011	100	100	100	100	52	0	0
May 2012	100	100	100	77	50	0	0
May 2013	100	100	90	56	34	0	0
May 2014	100	100	71	41	23	0	0
May 2015	100	100	56	30	15	0	0
May 2016	100	85	44	22	10	0	0
May 2017	100	72	35	16	7	0	0
May 2018	100	61	27	11	2	0	0
May 2019	100	51	21	8	0	0	0
May 2020	100	42	16	5	0	0	0
May 2021	100	35	13	2	0	0	0
May 2022	100	29	10	0	0	0	0
May 2023	100	24	7	0	0	0	0
May 2024	100	20	5	0	0	0	0
May 2025	100	16	2	0	0	0	0
May 2026	100	13	0	0	0	0	0
May 2027	100	10	0	0	0	0	0
May 2028	100	8	0	0	0	0	0
May 2029	100	6	0	0	0	0	0
May 2030	100	3	0	0	0	0	0
May 2031	85	*	0	0	0	0	0
May 2032	70	0	0	0	0	0	0
May 2033	53	0	0	0	0	0	0
May 2034	35	0	0	0	0	0	0
May 2035	14	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.08	13.27	9.50	7.19	5.07	2.51	1.79
Weighted Average Life to Call (years)(2)(3)	24.98	10.22	7.11	5.36	3.66	2.48	1.77

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Class M-1

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	100
May 2010	100	100	100	100	100	97	75
May 2011	100	100	84	62	100	97	75
May 2012	100	96	67	45	30	97	45
May 2013	100	82	53	33	20	80	13
May 2014	100	70	42	24	13	49	0
May 2015	100	59	33	18	9	27	0
May 2016	100	50	26	13	6	7	0
May 2017	100	42	20	9	0	0	0
May 2018	100	36	16	7	0	0	0
May 2019	100	30	12	5	0	0	0
May 2020	100	25	10	0	0	0	0
May 2021	100	21	7	0	0	0	0
May 2022	100	17	6	0	0	0	0
May 2023	100	14	3	0	0	0	0
May 2024	100	12	0	0	0	0	0
May 2025	100	9	0	0	0	0	0
May 2026	94	8	0	0	0	0	0
May 2027	87	6	0	0	0	0	0
May 2028	78	5	0	0	0	0	0
May 2029	69	0	0	0	0	0	0
May 2030	59	0	0	0	0	0	0
May 2031	50	0	0	0	0	0	0
May 2032	41	0	0	0	0	0	0
May 2033	31	0	0	0	0	0	0
May 2034	20	0	0	0	0	0	0
May 2035	9	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.92	10.33	7.31	5.71	5.35	7.08	4.52
Weighted Average Life to Call (years)(2)(3)	23.28	8.59	5.96	4.68	4.46	2.74	1.99

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Percentages of Initial Certificate Principal Balance of the Class M-2

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	100
May 2010	100	100	100	100	100	100	100
May 2011	100	100	84	62	74	100	32
May 2012	100	96	67	45	30	59	6
May 2013	100	82	53	33	20	11	0
May 2014	100	70	42	24	13	7	0
May 2015	100	59	33	18	9	0	0
May 2016	100	50	26	13	6	0	0
May 2017	100	43	20	9	0	0	0
May 2018	100	36	16	7	0	0	0
May 2019	100	30	12	*	0	0	0
May 2020	100	25	10	0	0	0	0
May 2021	100	21	7	0	0	0	0
May 2022	100	17	6	0	0	0	0
May 2023	100	14	0	0	0	0	0
May 2024	100	12	0	0	0	0	0
May 2025	100	9	0	0	0	0	0
May 2026	95	8	0	0	0	0	0
May 2027	87	6	0	0	0	0	0
May 2028	79	*	0	0	0	0	0
May 2029	70	0	0	0	0	0	0
May 2030	60	0	0	0	0	0	0
May 2031	50	0	0	0	0	0	0
May 2032	41	0	0	0	0	0	0
May 2033	31	0	0	0	0	0	0
May 2034	20	0	0	0	0	0	0
May 2035	9	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.94	10.32	7.29	5.64	5.02	5.33	3.94
Weighted Average Life to Call (years)(2)(3)	23.30	8.60	5.97	4.63	4.23	2.74	1.99

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 $784,400,000

Breakeven Losses

Static LIBOR

Class	CDR	Collateral Cum Loss
M-1	35.16	21.00%
M-2	28.26	18.51%

Forward LIBOR

Class	CDR	Collateral Cum Loss
M-1	36.21	21.24%
M-2	29.11	18.76%

Assumes:

1)	100% Prepayment Speed

2)	40% Loss Severity

3)	Triggers failing

4)	To call

5)	Breakeven Loss represents CDR which results in first dollar of principal loss

6)	12 mos. Recovery Lag

7)	No P&I Advanced